EXHIBIT 99(b)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         FIRST PALM BEACH BANCORP, INC.
                           450 SOUTH AUSTRALIAN AVENUE
                         WEST PALM BEACH, FLORIDA 33401

The undersigned hereby appoints and , and each of them acting alone, with the power to appoint his substitute, proxy to represent the undersigned and vote as designated below all of the shares of common stock of First Palm Beach Bancorp, Inc. ("FPBB") held of record by the undersigned on ________________, 1998, at the Special Meeting of Stockholders to be held on ____________, 1998 and at any adjournment or postponement thereof.

1. Approval of the Agreement and Plan of Merger, dated as of May 27, 1998, by and between RSFC and First Palm Beach Bancorp, Inc. ("FPBB"), providing for the merger of FPBB with and into RSFC.

         [ ]      FOR
         [ ]      AGAINST
         [ ]      ABSTAIN

2. In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Dated: _________________

                                           --------------------------------
                                           Signature

                                           --------------------------------
                                           Signature if held jointly

                           Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   PLEASEMARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.